Exhibit 99.1

Inogen Announces Appointment of Mira Kirti Sahney to Board of Directors and Retirement of Board Member Tom West

GOLETA, Calif., February 3, 2025 – Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced the appointment of Mira Kirti Sahney to Inogen’s Board of Directors, effective January 31, 2025. The company also announced that Tom West, who has served as a director since April 2023, retired as a member of the Board of Directors, effective January 30, 2025. “We are thrilled to welcome Mira Sahney to the Inogen Board. Mira brings considerable management, technical, and operational experience in the medical device field to Inogen,” said Elizabeth Mora, Chairperson of the Board. “Mira’s appointment will further strengthen Inogen’s Board with another talented, experienced, and capable member as we advance our position as a global leader in respiratory care.”

“On behalf of the Board of Directors, I would also like to thank Tom West for his contributions to the Board and Company,” said Ms. Mora. “He has played an important role in the transformation of Inogen over the past two years.”

Mira Sahney serves as a board member of Claria Medical, a privately held minimally invasive surgical tools company. She joined Claria Medical’s board in 2017. Prior to Claria Medical, Ms. Sahney served as the President of the Pelvic Health Operating Unit at Medtronic (NYSE: MDT) from 2021 to 2024. Before joining Medtronic, Ms. Sahney served as President, Chief Executive Officer, and Director of Hyalex Orthopaedics, a venture-backed medical device innovator from 2017 to 2021. Prior to Hyalex, she served in leadership roles at Smith + Nephew (LON: SNN), including as Senior Vice President and General Manager of both the Ear, Nose and Throat and the Gynecology businesses. She began her medical technology career as co-founder and President of Myomo, Inc (NYSE: MYO), a wearable medical robotics company addressing neurological disorders.

Ms. Sahney graduated summa cum laude from the University of Michigan with a B.S. in Mechanical Engineering. She holds an M.S. from Stanford University in Mechanical Engineering. Ms. Sahney also holds both an M.S. in Engineering and an MBA from the Massachusetts Institute of Technology.

“I am extremely grateful to have been provided the opportunity to serve on Inogen’s board at such an exciting time in the Company’s history,” said Mira Sahney. “I look forward to helping Inogen continue to deliver value for shareholders and best-in-class solutions for patients.”

In connection with the appointment, Ms. Sahney will be joining the Compliance Committee as well as the Nominating and Governance Committee of the Board.

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class respiratory therapy devices used to deliver care to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its respiratory therapy products widely available, allowing patients the chance to manage the impact of their disease.

For more information, please visit www.inogen.com.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication that are not historical facts, including, but not limited to, statements regarding Inogen’s future business plans, market opportunities, financial outlook, growth strategies, and anticipated operational results, are forward-looking statements. Words such as “aims,” “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks and uncertainties relating to the potential benefits of Inogen’s collaboration with Yuwell; satisfaction of the closing conditions under the securities purchase agreement relating to the equity investment; the timing of closing of the equity investment; market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; and risks associated with international operations. For a detailed discussion of these and other risks that could impact Inogen’s operations and financial performance, please refer to the “Risk Factors” section of its Annual Report on Form 10-K for the period ended December 31, 2023, its Quarterly Report on Form 10-Q for the calendar quarter ended March 31, 2024 and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Contact:

ir@inogen.net